                                                                    Exhibit 99.2


                                    EXHIBIT 8
                   Consent of Sutherland Asbill & Brennan LLP

                                S.A.B. letterhead

                                 April 12, 2002



Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Life Account
570 Carillon Parkway
St. Petersburg, Florida  33716

               RE:    WRL Series Life Account
                      WRL Freedom Elite
                      File No. 333-62397

Gentlemen:

        We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus for the WRL Freedom Elite contained in Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 (File No. 333-62397) of the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                           Very truly yours,

                           SUTHERLAND ASBILL & BRENNAN LLP

                           By: /s/ Mary Jane Wilson-Bilik
                               --------------------------------------
                               Mary Jane Wilson-Bilik